N E W S R E L E A S E

Investors:	Brett Manderfeld	Media:	Matt Stearns
	Senior Vice President		Senior Vice President
	952-936-7216		202-276-0085

(For Immediate Release)
UNITEDHEALTH GROUP REPORTS SECOND QUARTER 2019 RESULTS

•	Total Revenues of $60.6 Billion Grew 8% Year-Over-Year

•	Earnings from Operations Increased 13% to $4.7 Billion

•	Net Earnings of $3.42 Per Share Grew 15% Year-Over-Year

•	Adjusted Net Earnings of $3.60 Per Share Grew 15% Year-Over-Year

•	Cash Flows from Operations were $5.9 Billion in the Quarter

NEW YORK, NY (July 18, 2019) - UnitedHealth Group (NYSE: UNH) reported second quarter 2019 results with continued well diversified strength in performance.

“Our results in the quarter reflect strong and balanced performance from both Optum and UnitedHealthcare and are driven by the 320,000 women and men of UnitedHealth Group who focus every day on creating value for those we serve,” said David S. Wichmann, chief executive officer of UnitedHealth Group.

Based on strong first half 2019 results and confidence in the remainder of the year, the Company increased its full year net earnings outlook to $13.95 to $14.15 per share, and adjusted net earnings to $14.70 to $14.90 per share.

Quarterly Financial Performance
	Three Months Ended
	June 30,	June 30,	March 31,
	2019	2018	2019
Revenues	$60.6 billion	$56.1 billion	$60.3 billion
Earnings From Operations	$4.7 billion	$4.2 billion	$4.8 billion
Net Margin	5.4%	5.2%	5.7%

•
UnitedHealth Group’s second quarter 2019 revenues grew $4.5 billion or 8.0 percent year-over-year to $60.6 billion, led by double-digit percentage revenue growth at UnitedHealthcare Medicare & Retirement, OptumRx and OptumHealth.

•	Second quarter earnings from operations grew 12.8 percent or $540 million year-over-year to $4.7 billion. Adjusted net earnings of $3.60 per share advanced 14.6 percent.

•	Cash flows from operations were $5.9 billion in the quarter and $9.1 billion or 1.3x net income year to date.

•
Second quarter medical cost trends remained well managed, with the revenue effect from the deferral of the health insurance tax driving the 120 basis point increase in the consolidated medical care ratio year-over-year to 83.1 percent. Favorable medical reserve development was $270 million this quarter and days claims payable remained consistent at 49 days.

•
The second quarter operating cost ratio of 13.9 percent improved 110 basis points from the same period last year, reflecting the deferral of the health insurance tax and continued effects of productivity advances and operating cost management disciplines.

•	Higher investment and other income was driven by higher interest yields and investment balances, earnings from well-performing minority investments and a $100 million venture investment gain.

•
Second quarter dividend payments grew to $1.0 billion as the annual dividend rate was increased 20 percent to $4.32 per share in June 2019. In the second quarter, 6.4 million shares were repurchased for $1.5 billion, bringing year-to-date purchases to 18.2 million shares for $4.5 billion.

•	Return on equity of 25.1 percent in the period continued to reflect the Company’s strong and diverse earnings profile and efficient capital base.

UnitedHealthcare provides global health care benefits, serving individuals and employers, and Medicare and Medicaid beneficiaries. UnitedHealthcare is dedicated to improving the value health care consumers receive by reducing the total cost of care, enhancing the quality of care received, improving health and wellness and simplifying the health care experience.

Quarterly Financial Performance
	Three Months Ended
	June 30,	June 30,	March 31,
	2019	2018	2019
Revenues	$48.6 billion	$45.8 billion	$48.9 billion
Earnings From Operations	$2.6 billion	$2.4 billion	$3.0 billion
Operating Margin	5.4%	5.1%	6.0%

•
UnitedHealthcare grew second quarter 2019 earnings from operations by 12.1 percent to $2.6 billion driven by revenue growth and strong cost disciplines. The business grew to serve 705,000 more people with medical benefits over the past year, including a greater mix of people with higher acuity needs, helping grow revenues by $2.7 billion, or 6.0 percent, to $48.6 billion in the quarter.

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UnitedHealthcare Employer & Individual revenues in second quarter 2019 increased $324 million year-over-year to $14.0 billion, as UnitedHealthcare served 615,000 more people with commercial benefits in the past year.

–
UnitedHealthcare Medicare & Retirement second quarter 2019 revenues grew by $2.0 billion or 10.6 percent to $20.9 billion. Medicare Advantage products grew to serve 400,000 more individual and employer-sponsored seniors year-over-year. Including those dually eligible for Medicare and Medicaid and served through UnitedHealthcare Community & State, total year-over-year growth in Medicare Advantage was 540,000 people.

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UnitedHealthcare Community & State revenues grew $440 million or 4.1 percent to $11.2 billion in second quarter 2019, driven by growth in people served with higher acuity needs. Second quarter membership declined 350,000 people year-over-year primarily due to states adding more carriers and managing eligibility and proactive market withdrawals.

–	UnitedHealthcare Global revenues in second quarter 2019 were stable year-over-year at $2.5 billion.

Optum is a health services business serving the global health care marketplace, including payers, care providers, employers, governments, life sciences companies and consumers. Using market-leading information, data analytics, technology and clinical insights, Optum helps improve overall health system performance: optimizing care quality, reducing health care costs and improving the consumer experience.

Quarterly Financial Performance
	Three Months Ended
	June 30,	June 30,	March 31,
	2019	2018	2019
Revenues	$28.0 billion	$24.7 billion	$26.4 billion
Earnings From Operations	$2.1 billion	$1.8 billion	$1.9 billion
Operating Margin	7.5%	7.5%	7.1%

•
Optum revenues of $28.0 billion grew by 13.4 percent or $3.3 billion year-over-year in the second quarter of 2019. Optum’s second quarter 2019 earnings from operations advanced 13.8 percent to $2.1 billion due to strong revenue growth and stable, strong operating margin performance.

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OptumHealth revenues advanced $1.2 billion or 20.3 percent year-over-year to $7.1 billion in second quarter 2019, with strength and diversity of growth across care delivery, behavioral health services and complex care management. OptumHealth served approximately 95 million people at June 30, 2019, and the average revenue per consumer increased 17 percent year-over-year, driven by growth in value-based care arrangements and continued strong demand for OptumHealth’s expanding service and product offerings.

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OptumInsight revenues of $2.3 billion grew 7.0 percent year-over-year in the quarter, while revenue backlog grew over 20 percent year-over-year to $18.5 billion at quarter-end driven by health care operations and technology, revenue management, and payer and advisory services.

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OptumRx revenues in second quarter 2019 increased 11.7 percent or $2.0 billion year-over-year to $18.9 billion, reflecting market share gains and continued diversification of services provided, including a higher mix of specialty pharmacy care services. OptumRx fulfilled 343 million adjusted scripts in second quarter 2019, growing 3.3 percent over the prior year.

About UnitedHealth Group
UnitedHealth Group (NYSE: UNH) is a diversified health care company dedicated to helping people live healthier lives and helping make the health system work better for everyone. UnitedHealth Group offers a broad spectrum of products and services through two distinct platforms: UnitedHealthcare, which provides health care coverage and benefits services; and Optum, which provides information and technology-enabled health services. For more information, visit UnitedHealth Group at www.unitedhealthgroup.com or follow @UnitedHealthGrp on Twitter.

Earnings Conference Call
As previously announced, UnitedHealth Group will discuss the Company’s results, strategy and future outlook on a conference call with investors at 8:45 a.m. Eastern Time today. UnitedHealth Group will host a live webcast of this conference call from the Investors page of the Company’s website (www.unitedhealthgroup.com). Following the call, a webcast replay will be available on the same site through August 1, 2019. The conference call replay can also be accessed by dialing 1-800-695-0715. This earnings release and the Form 8-K dated July 18, 2019, can also be accessed from the Investors page of the Company’s website.

Non-GAAP Financial Information
This news release presents non-GAAP financial information provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of the non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release.

Forward-Looking Statements
The statements, estimates, projections, guidance or outlook contained in this document include “forward-looking” statements within the meaning of the PSLRA. These statements are intended to take advantage of the “safe harbor” provisions of the PSLRA. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “forecast,” “outlook,” “plan,” “project,” “should” and similar expressions identify forward-looking statements, which generally are not historical in nature. These statements may contain information about financial prospects, economic conditions and trends and involve risks and uncertainties. We caution that actual results could differ materially from those that management expects, depending on the outcome of certain factors.

Some factors that could cause actual results to differ materially from results discussed or implied in the forward-looking statements include: our ability to effectively estimate, price for and manage our medical costs, including the impact of any new coverage requirements; new laws or regulations, or changes in existing laws or regulations, or their enforcement or application, including increases in medical, administrative, technology or other costs or decreases in enrollment resulting from U.S., South American and other jurisdictions’ regulations affecting the health care industry; the outcome of the DOJ’s legal action relating to the risk adjustment submission matter; our ability to maintain and achieve improvement in CMS star ratings and other quality scores that impact revenue;

reductions in revenue or delays to cash flows received under Medicare, Medicaid and other government programs, including the effects of a prolonged U.S. government shutdown or debt ceiling constraints; changes in Medicare, including changes in payment methodology, the CMS star ratings program or the application of risk adjustment data validation audits; cyberattacks or other privacy or data security incidents; failure to comply with privacy and data security regulations; regulatory and other risks and uncertainties of the pharmacy benefits management industry; competitive pressures, which could affect our ability to maintain or increase our market share; changes in or challenges to our public sector contract awards; our ability to execute contracts on competitive terms with physicians, hospitals and other service providers; failure to achieve targeted operating cost productivity improvements, including savings resulting from technology enhancement and administrative modernization; increases in costs and other liabilities associated with increased litigation, government investigations, audits or reviews; failure to manage successfully our strategic alliances or complete or receive anticipated benefits of acquisitions and other strategic transactions; fluctuations in foreign currency exchange rates on our reported shareholders’ equity and results of operations; downgrades in our credit ratings; the performance of our investment portfolio; impairment of the value of our goodwill and intangible assets if estimated future results do not adequately support goodwill and intangible assets recorded for our existing businesses or the businesses that we acquire; failure to maintain effective and efficient information systems or if our technology products do not operate as intended; and our ability to obtain sufficient funds from our regulated subsidiaries or the debt or capital markets to fund our obligations, to maintain our debt to total capital ratio at targeted levels, to maintain our quarterly dividend payment cycle or to continue repurchasing shares of our common stock.

This list of important factors is not intended to be exhaustive. We discuss certain of these matters more fully, as well as certain risk factors that may affect our business operations, financial condition and results of operations, in our other periodic and current filings with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any or all forward-looking statements we make may turn out to be wrong, and can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. By their nature, forward-looking statements are not guarantees of future performance or results and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Actual future results may vary materially from expectations expressed or implied in this document or any of our prior communications. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by applicable securities laws.

UNITEDHEALTH GROUP
Earnings Release Schedules and Supplementary Information
Quarter Ended June 30, 2019

•	Condensed Consolidated Statements of Operations

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Cash Flows

•	Supplemental Financial Information - Businesses

•	Supplemental Financial Information - Business Metrics

•	Reconciliation of Non-GAAP Financial Measure

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues
Premiums	$47,164	$44,458	$94,677	$88,542
Products	8,353	7,004	16,425	13,706
Services	4,496	4,269	8,814	8,373
Investment and other income	582	355	987	653
Total revenues	60,595	56,086	120,903	111,274
Operating costs
Medical costs	39,184	36,427	78,123	72,290
Operating costs	8,415	8,386	16,932	16,892
Cost of products sold	7,598	6,471	14,979	12,655
Depreciation and amortization	654	598	1,293	1,180
Total operating costs	55,851	51,882	111,327	103,017
Earnings from operations	4,744	4,204	9,576	8,257
Interest expense	(418)	(344)	(818)	(673)
Earnings before income taxes	4,326	3,860	8,758	7,584
Provision for income taxes	(941)	(850)	(1,816)	(1,650)
Net earnings	3,385	3,010	6,942	5,934
Earnings attributable to noncontrolling interests	(92)	(88)	(182)	(176)
Net earnings attributable to UnitedHealth Group common shareholders	$3,293	$2,922	$6,760	$5,758
Diluted earnings per share attributable to UnitedHealth Group common shareholders	$3.42	$2.98	$6.97	$5.85
Adjusted earnings per share attributable to UnitedHealth Group common shareholders (a)	$3.60	$3.14	$7.33	$6.19
Diluted weighted-average common shares outstanding	964	982	970	984
(a) See page 6 for a reconciliation of the non-GAAP measure

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	June 30, 2019	December 31, 2018
Assets
Cash and short-term investments	$17,269	$14,324
Accounts receivable, net	9,741	11,388
Other current assets	15,028	12,980
Total current assets	42,038	38,692
Long-term investments	35,696	32,510
Other long-term assets	89,466	81,019
Total assets	$167,200	$152,221
Liabilities, redeemable noncontrolling interests and equity
Medical costs payable	$20,907	$19,891
Commercial paper and current maturities of long-term debt	7,800	1,973
Other current liabilities	33,621	31,345
Total current liabilities	62,328	53,209
Long-term debt, less current maturities	34,473	34,581
Other long-term liabilities	12,343	8,204
Redeemable noncontrolling interests	2,202	1,908
Equity	55,854	54,319
Total liabilities, redeemable noncontrolling interests and equity	$167,200	$152,221

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Six Months Ended June 30,
	2019	2018
Operating Activities
Net earnings	$6,942	$5,934
Noncash items:
Depreciation and amortization	1,293	1,180
Deferred income taxes and other	68	(148)
Share-based compensation	398	358
Net changes in operating assets and liabilities	407	5,052
Cash flows from operating activities	9,108	12,376
Investing Activities
Purchases of investments, net of sales and maturities	(1,654)	(2,968)
Purchases of property, equipment and capitalized software	(977)	(960)
Cash paid for acquisitions, net	(4,751)	(2,636)
Other, net	504	(134)
Cash flows used for investing activities	(6,878)	(6,698)
Financing Activities
Common share repurchases	(4,501)	(3,150)
Dividends paid	(1,884)	(1,588)
Net change in commercial paper and long-term debt	5,674	2,683
Other, net	1,354	2,842
Cash flows from financing activities	643	787
Effect of exchange rate changes on cash and cash equivalents	6	(78)
Increase in cash and cash equivalents	2,879	6,387
Cash and cash equivalents, beginning of period	10,866	11,981
Cash and cash equivalents, end of period	$13,745	$18,368

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESSES
(in millions, except percentages)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues
UnitedHealthcare	$48,594	$45,846	$97,490	$91,305
Optum	28,029	24,726	54,389	48,327
Eliminations	(16,028)	(14,486)	(30,976)	(28,358)
Total consolidated revenues	$60,595	$56,086	$120,903	$111,274
Earnings from Operations
UnitedHealthcare	$2,642	$2,357	$5,596	$4,757
Optum (a)	2,102	1,847	3,980	3,500
Total consolidated earnings from operations	$4,744	$4,204	$9,576	$8,257
Operating Margin
UnitedHealthcare	5.4%	5.1%	5.7%	5.2%
Optum	7.5%	7.5%	7.3%	7.2%
Consolidated operating margin	7.8%	7.5%	7.9%	7.4%

Revenues
UnitedHealthcare Employer & Individual	$14,032	$13,708	$28,116	$27,122
UnitedHealthcare Medicare & Retirement	20,855	18,859	41,951	37,784
UnitedHealthcare Community & State	11,186	10,746	22,368	21,417
UnitedHealthcare Global	2,521	2,533	5,055	4,982

OptumHealth	$7,148	$5,941	$13,861	$11,700
OptumInsight	2,339	2,185	4,528	4,254
OptumRx	18,923	16,941	36,740	33,047
Optum eliminations	(381)	(341)	(740)	(674)
(a) Earnings from operations for Optum for the three and six months ended June 30, 2019 included $688 and $1,314 for OptumHealth; $525 and $957 for OptumInsight; and $889 and $1,709 for OptumRx, respectively. Earnings from operations for Optum for the three and six months ended June 30, 2018 included $570 and $1,058 for OptumHealth; $453 and $848 for OptumInsight; and $824 and $1,594 for OptumRx, respectively.

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESS METRICS

UNITEDHEALTHCARE CUSTOMER PROFILE
(in thousands)

People Served	June 30, 2019	March 31, 2019	December 31, 2018	June 30, 2018
Commercial:
Risk-based	8,325	8,340	8,495	8,385
Fee-based	19,090	19,175	18,420	18,415
Total Commercial	27,415	27,515	26,915	26,800
Medicare Advantage	5,190	5,165	4,945	4,790
Medicaid	6,360	6,425	6,450	6,710
Medicare Supplement (Standardized)	4,495	4,500	4,545	4,505
Total Public and Senior	16,045	16,090	15,940	16,005
Total UnitedHealthcare - Domestic Medical	43,460	43,605	42,855	42,805
International	6,070	6,125	6,220	6,020
Total UnitedHealthcare - Medical	49,530	49,730	49,075	48,825

Supplemental Data
Medicare Part D stand-alone	4,430	4,480	4,710	4,730

OPTUM PERFORMANCE METRICS

	June 30, 2019	March 31, 2019	December 31, 2018	June 30, 2018
OptumHealth Consumers Served (in millions)	95	93	93	92
OptumInsight Contract Backlog (in billions)	$18.5	$17.4	$17.0	$15.4
OptumRx Quarterly Adjusted Scripts (in millions)	343	339	348	332

Note: UnitedHealth Group served 143 million unique individuals across all businesses at June 30, 2019.

UNITEDHEALTH GROUP
Reconciliation of Non-GAAP Financial Measure

•	Adjusted Net Earnings per Share

Use of Non-GAAP Financial Measures

Adjusted net earnings per share is a non-GAAP financial measure. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Adjusted net earnings per share excludes from the relevant GAAP metric, as applicable, intangible amortization and other items, if any, that do not relate to the Company's underlying business performance. Management believes that the use of adjusted net earnings per share provides investors and management useful information about the earnings impact of acquisition-related intangible asset amortization. Management believes the exclusion of these items provides a more useful comparison of the Company's underlying business performance from period to period.

UNITEDHEALTH GROUP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE
(in millions, except per share data)
(unaudited)

ADJUSTED NET EARNINGS PER SHARE

	Three Months Ended June 30,		Six Months Ended June 30,		Projected Year Ended December 31,
	2019	2018	2019	2018	2019
GAAP net earnings attributable to UnitedHealth Group common shareholders	$3,293	$2,922	$6,760	$5,758	$13,500 - $13,750
Intangible amortization	240	220	467	440	~960
Tax effect of intangible amortization	(60)	(56)	(116)	(111)	~(240)
Adjusted net earnings attributable to UnitedHealth Group common shareholders	$3,473	$3,086	$7,111	$6,087	$14,220 - $14,470

GAAP diluted earnings per share	$3.42	$2.98	$6.97	$5.85	$13.95 - $14.15
Intangible amortization per share	0.24	0.22	0.48	0.45	~1.00
Tax effect per share of intangible amortization	(0.06)	(0.06)	(0.12)	(0.11)	~(0.25)
Adjusted diluted earnings per share	$3.60	$3.14	$7.33	$6.19	$14.70 - $14.90